EXHIBIT 99.3
                                EXAR CORPORATION
          IRREVOCABLE NOTICE OF OPTION EXERCISE/PAYMENT AUTHORIZATION


NAME:                                             PHONE:

HOME ADDRESS:                                  ZIP CODE:


                            OPTION EXERCISE REQUEST

This constitutes irrevocable notice under my stock option that I elect to purchase the following number of shares for the price set forth below:

    Grant Date               Number of Shares              Option Price



I hereby request                           , ("the Broker"), to assist me in
exercising the aforementioned option(s). I understand that it is my responsibility to notify the Broker of my specific selling instructions.

                             PAYMENT AUTHORIZATION

I hereby request the Broker to issue a check payable to Exar Corporation in the
amount of $                 from my account as payment for purchase of the above
stock options.  Please deliver payment to Exar via:

                  CHECK (Payable to:)           JOURNAL (To account:)
               EXAR Corp.                    EXAR Corp.
               48720 Kato Road               Stock Plan Account
               Fremont, CA  94538            Prudential Securities
                                             Acc't #TEY-95994

I hereby authorize taxes be witheld from all non-qualified options and designated ISO's at the following rates and that the Broker issue a check to EXAR Corporation for the total dollar amount :

   Federal:          %          State:             %       FICA:           %

I hereby irrevocably authorize EXAR to deliver stock from the aforementioned option exercise to the Broker and registered in the name of the Broker. I hereby acknowledge that the aforementioned disbursement from my brokerage account is in payment of the amount due to EXAR upon the exercise of option(s) for the stock granted to me by EXAR, plus applicable taxes. Further, I understand that the Broker may charge interest on funds advanced to EXAR.

The balance of the proceeds, less applicable commissions or fees, should be:
        paid directly to me by check       deposited in my brokerage account

In consideration of the Broker and EXAR acting in accordance with my above authorizations, I hereby indemnify both parties and further grant a security interest in the stock to the Broker.

Signature of Optionee:                                 Date:

Social Security Number:


                            COMPANY ACKNOWLEDGEMENT
Upon written confirmation of exercise, EXAR will promptly direct the Transfer Agent to immediately deliver/transfer to the Broker the number of shares being exercised as indicated by Optionee above. The options represented are fully vested and available for exercise and simultaneous sale. The above employee's options are registered pursuant to an S-8 Registration Statement and Exar is current with all SEC filings.

(Signed)                                            Date
Title:                                      /EXAR CORPORATION  Rev. 1/23/96)